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                                                                    EXHIBIT 23.2
                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Henry Schein, Inc. on Form S-4 of our reports dated February 18, 1997, appearing in the Annual Report on Form 10-K of Sullivan Dental Products, Inc. for the year ended December 31, 1996 and to the reference to us under the heading 'Experts' in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
September 19, 1997

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